Exhibit 10.60

Translated from Japanese

     CONTRACT ON ENTRUSTING SALES CONCERNING AU CORPORATE CELLPHONE SERVICES

KDDI, Inc (hereinafter A) and Global Hot line, Inc (hereinafter B) shall enter into agreement (hereinafter the Agreement) on promoting subscriptions of telecommunication services and selling related products that are entrusted to B by A to corporate clients (hereinafter the Operations) as follows:

(The Operations)

1.  A entrusts B with the Operations provided in the separate sheet.

2. A and B shall set the goals regarding the Operations. The goals shall be provided on the separate sheet except for the case in which special arrangement has been made to the Agreement and other agreement in writing between A and B.

(Definitions of terms)

1. This Agreement employs the following terms by each definition set forth.

Terms                                   Meaning
--------------------------------------------------------------------------------
(1) Corporate au communication          Telecommunication services based on A's
    services                            au communication services contract
                                        offered by A (limited to what A
                                        separately specifies).
--------------------------------------------------------------------------------
(2) Related Corporate au                Telecommunication services related to
    communication services              (1) (including corporate fixed lines
                                        communication services).
--------------------------------------------------------------------------------
(3) Solution services                   Other non-telecommunication services
                                        provided by A related to (1) and/or (2)
                                        that A separately specifies.
--------------------------------------------------------------------------------
(4) Corporate au communication          (1), (2) and (3)
    services and others
--------------------------------------------------------------------------------
(5) Related products                    End apparatus, accessories, and
                                        peripherals related to (4).
--------------------------------------------------------------------------------
(6) au contract                         au contract provided in A's au
                                        communication services contract that
                                        concerns with (1)
--------------------------------------------------------------------------------

(Personnel management)

3. B shall provide organization, placement, administration system, education and training to perform the Operations. A shall not directly provide these to B's employees.

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. OMITTED TEXT IS INDICATED BY AN "*".

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(Performance)

4. B shall carry out the Operations with due management care following the Agreement and A's instructions.

    2. A may request B to improve its way of performing the Operations if A assumes there are any problems with it. B shall respond to it as soon as possible.

    3. If B receives protests or complaints from any third party or inflicts damage to any third party or causes a dispute between the third party in performing the Operations, B shall report it to A immediately and take responsibility to process and solve it at its cost.

    4. B shall not damage or take actions to possibly damage A's honor, credit and the like.

    5. B shall comply with any related laws and instructions or guidance by competent regulators.

(Performers of the Operations)

5. B shall determine the employees to perform the Operations (hereinafter the Operators). Also, whenever A requests, B shall notify A, considering the intent of the request, the names of the Operators and others in writing in the format that A designates as soon as possible.

    2. B shall select a manager from among the Operators in accordance with the arrangement separately provided through discussion with A and then notify of the manager to A in writing in the format that A designates. This applies whenever a manager is changed, however, provided that any temporary employee, e.g. a part timer cannot be appointed as manager.

    3. B shall manage the Operators so that they observe the duties provided in the Agreement and take the whole responsibility for the Operators concerning performing the Operations.

(Education and training)

6. B shall, in its responsibility and at its cost, provide the Operators with sufficient education and training to let them perform the Operations appropriately and smoothly.

    2. A will cooperate B upon B's request in the education and training based on the provision above if A recognizes as necessary.

    3. The two provisions above shall be applied to the education and training to any sub-consignee provided in Article 11.2 as well.

(Report)

7. B shall report the Operations progress in writing in the form A separately designates by the 5th business day in the following month. Also A may request B to report on the progress anytime. In the event of the said request, B shall immediately report it to A in writing in the format that A separately designates.

    2. A may enter B's offices or other places related to the Operations with B's advance admission to confirm and/or investigate the status of the Operations and request relevant documents and others to review, which B shall cooperate with.

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(Responsibility based on Labor Laws)

8. B shall comply with the Labor Laws, related acts and regulations concerning the Operators and take the whole responsibility as employer and business proprietor as provided in these.

    2. If an injury or any other accident occurs to any of the Operators, B shall process and solve it in its responsibility and at its cost so that no troubles should be caused to A.

(Leases of apparatus and others)

9. A may rent B apparatus and/or equipment and others that A designates (hereinafter Apparatus and others) with or without charges as A recognizes it to be necessary to perform the Operations, In this case, B shall store and use them with due management care and shall not use them for any other purposes than performing the Operations.

    2. A may specify business cards and others (hereinafter the Business Cards and others) that B shall use in performing the Operations. In this case B shall, in using the Business cards and others, manage them with due management care and use them only for the purpose of performing the Operations, and concurrently, strictly refrain from socially unacceptably inappropriate remarks or behaviors or appearances that possibly damage A's credit or honor, or deteriorate A's dignity; and if A presents regulations, B shall observe the said regulations. Also, B shall notify A in writing the names, addresses, telephone numbers and others as A separately designates of the Operators to use them in advance and obtain A's approval. This applies to the cases of making changes to them. Also A may tell B to stop any Operator's using them anytime and B shall do so.

(Advertising and publicity)

10. If B performs advertising or publicity (hereinafter Advertising and publicity) regarding Corporate au communication services and others or related products, B shall notify A of it in writing fairly before if and follow B's instructions concerning marks, media and others to be used in Advertising and publicity.

(Prohibition of sub-consignment)

11. B shall never sub-consign the Operations to any third party without obtaining A's permission in writing in advance.

    2. In case B should consign part of the Operations to a third party (hereinafter Sub-consignee) after obtaining the said permission in the provision above, B shall ensure that the sub-consignee should fulfill B's duties provided in the Agreement and take the whole responsibility for the acts of the Sub-consignee.

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

(Consignment fees and others)

12. The value of B's performing the Operations (hereinafter Consignment) shall be provided in the separate sheet unless special arrangement has been made to the Agreement and other agreement in writing between A and B.

    2. B shall in principle submit a bill for the Consignment for the month provided above in the manner agreed on between A and B by the 5th business day of the following month and A shall pay for it by the 20th of the month in which it has received the said bill (on the previous business day if 20th is a bank holiday). If there are fixed Consignment settled EOM and incremental Consignment by quantity, B shall submit the separate bills to A, and A shall pay for them separately if both parties have recognized the special necessity to do so.

    3. Consignment can be changed after discussion between A and B if the necessary to revise the Consignment has been recognized as any change to the contents or conditions of the Operations or any other event to greatly impact the calculation ground of the Consignment has occurred.

(Confidentiality)

13. The existence and contents of the Agreement, any information on the Agreement that has been received in making it and development of events to that point shall be regarded as confidential information provided in the Non-Disclosure Agreement (hereinafter NDA) signed between A and B on January 15, 2009.

    2. Both parties shall deal with any information that could be learned on the other party in performing the Operations in accordance with the NDA.

    3. B shall hold its board of directors and employees (inclusive of those who retired from either position, which shall be referred hereinafter the Employees and others) under obligation of the said confidentiality in the previous above, and if any of the Employees and others should violate it, it shall be regarded as B's breach.

    4. Regarding the information on A's customers, B shall comply with "Agreement on the protection of customers' information and confidentiality" signed separately between A and B.

(Agent)

14. Since B shall not be given the position as A's agent, whenever B deals with any third party in connection with performing the Operations, B shall be totally responsible for the deals as principal B.

(Notices on changing address and others)

15. If B changes its office address, company name, executive director, or contact information, B shall notify it to A in writing in advance.

    2. It will be considered B has received any documents A has sent or forwarded to the previous address, company name, executive director, or the contact information, if B neglects the said notice provided above.

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

(Revision to Agreement)

16. A shall give B a written notice if it becomes necessary to modify any of the items in the Agreement, and if no written objection by B to the said notice reaches within 10 days from the day on which it reached to B, the Agreement shall be revised according to the contents of the said notice. In this case, the revised conditions shall come to effect on the day that B designates in the said notice.

    2. Regarding the revision of the Agreement based on the notice provided above, if B's writing conveying its objection has reached within the period of time provided above, both A and B shall discuss in good faith whether or not to make the said change, and process and solve it amicably.

(Effective period)

17. 2009/01/01 through 2009/03/31

(Termination)

18. Despite the provision above either A or B may terminate the Agreement with one (1) month notice in writing even during its effective term.

(Cancellation)

Either A or B may cancel the Agreement without any notice or procedure, if either party falls into any of the following:

    (1) Either party breaches or possibly breaches the Agreement and despite A's request for the correction during due time yet the said correction has not been made;

    (2) Court order or notice of seizure, or provisional seizure, or provisional disposition has been sent, or in the case of the receipt of petition for auction;

    (3) Disposition for tax delinquency;

    (4) Disposition of suspension of payment, or the commencement of bankruptcy procedure, or civil revitalization, or corporate reorganization, or special liquidation;

    (5) Dishonored bills either issued or accepted, or dishonored checks;


    (6) Liquidation not by M&A, or discontinued business;

    (7) Dishonesty in performing the Agreement;

    (8) Abasement of A's honor or credit, or material damage to A has been inflicted or possibly caused;

    (9) A material change has occurred to B's assets, credit, and/or solvency and others;

    (10) Other than each of the previous cases, in the event of significant matters to make it difficult to continue the Agreement that B is responsible for;

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(Procedure after termination)

20. After the Agreement is terminated irrespective of the reasons, B shall immediately, according to A's instructions, return A or dispose of any apparatus and others and confidential information (including its copies) and dispose of all the printed matters concerning the Business Cards and others.

(Damages)

21. If B inflicts A or a third party damages that B is responsible for in performing the Agreement, B is liable for damages.

    2. When A pays the third party damages which B should be liable for in accordance with the provision above, B shall pay back the amount to A later.

(Set off)

22. Based on the Agreement when either A or B has monetary obligation to the other party, irrespective of its payment due, either party has the right to set it off against its mature monetary obligation anytime without notice in advance.

(Prohibition of assigning rights and duties)

23. B shall not assign or offer as collateral for itself or a third party all or part of rights and duties based on the Agreement to any third party without obtaining A's permission in writing in advance.

(Survive termination)

24. Article 4.3-4, Article 5. 3, Article 8, Article 11.2, Article 13, Article 19.2, Articles 21 through 25 shall survive termination.

(Jurisdiction)

25. Tokyo districts courts are to have exclusive jurisdiction to settle any disputes which may arise out of this Agreement.

(Consultation)

26. Either A or B may discuss and solve the problems together in good faith as soon as possible, whenever any question occurs about terms and conditions of the Agreement or any matter that is not provided in it.

IN WITNESS OF this Agreement that has come to effect hereby, two (2) copies of it has been executed, onto which A and B each shall affix a signature and a seal to be stored to each.

2009/01/15

A:                                          B:
/s/ Masaharu Mizunaga                       /s/ Hideki Anan
General Manager, FMC Department 4,          CEO
KDDI Corporation                            Global Hotline, Inc.
2-chome, 28-8, Honkomagome                  1-chome, 13-12 Nishi-Shinjuku,
Bunkyo-ku, Tokyo                            Shinjuku-ku, Tokyo

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

Separate Sheet

1.  Details of the Operations:

    (1) Make an appointment with corporate customers by call.

    (2) Visit corporate clients for sales

    (3) Explain and propose corporate au telecommunication services for customers

    (4) Deal with closing contracts on corporate au communication services and others

    (5) Respond to corporate customer inquiries.

    (6) Explain and propose corporate Metal Plus Call Services (for offices) and Free Call services.

    (7) Deal with closing contracts on corporate Metal Plus Services (for offices) and Free Call services.

    (8) Respond to corporate customers' inquiries on corporate Metal Plus Services (for offices) and Free Call services.

    (9) Other operations pertaining to any item above that A separately designates.

2.  Onerous contract (Article 9. 1)

    (1) A shall rent facilities and others below for the following charges. B shall pay rent as per A's claim.

        Facility                                    Rent
        ------------------------------------------------------------------------
        (1) Operation space (limited to space       Y* monthly (including c-tax)
            separately  agreed on bet. A and B).    (Y* monthly excluding c-tax)

        (2) Furniture in the operation space (1).

        (3) Utility, e.g. electricity, gas, and
            water in the operation space (1).

        (4) Telephone/ other telecommunication
            lines and equipment in the operation
            space (1).
        ------------------------------------------------------------------------

    (2) B shall transfer the rent into A' bank account on A's claim in accordance with B's payment rules. Also B may set off the payment with the Consignment that B claims A.

3.  Goals of the Operations (Article 1.2)

    (1) au Related:

        2009/January through 2009/March: * contracts

    (2) Others:

        None

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4.  Days and time for Operations:

    (1) B operates 9:00-18:00 from Monday through Friday (hereinafter Business days).

    (2) B shall operate differently from the provision above in order to respond to customers and for other reasons after obtaining A's approval in advance.

5.  Consignment concerning the Operations:

    Monthly fixed Consignment (excluding c-taxes)

    (1) Basic Consignment:

                2009/January - 2009/March                   Monthly amounts
    ----------------------------------------------------------------------------
                Add-on                                      Basic Consignment
                Consignment        Fixed Consignment    (incl. onerous contract)
    ----------------------------------------------------------------------------
    2009/Jan.   Y* (excl. c-tax)   Y* (excl. c-tax)         Y* (excl. c-tax)
                (* incl. c-tax)    (* incl. c-tax)          (* incl. c-tax)
    ----------------------------------------------------------------------------
    2009/Feb.   Y* (excl. c-tax)   Y* (excl. c-tax)         Y* (excl. c-tax)
                (* incl. c-tax)    (* incl. c-tax)          (* incl. c-tax)
    ----------------------------------------------------------------------------
    2009/Mar.   Y* (excl. c-tax)   Y* (excl. c-tax)         Y* (excl. c-tax)
                (* incl. c-tax)    (* incl. c-tax)          (* incl. c-tax)

    (2) Add-on Consignment above the goals:

    Add-on Consignment above the goals shall be paid under the conditions in [2] in addition to the basic Consignment if the number of au contracts completed by B during the term of the Agreement (The contracts that led to opening subscriber's line with B's referral to A excluding the au contracts provided in [1] that shall not be paid for (hereinafter Contracts for payment)) has excelled the goals of Operations provided above.

        [1] au contracts with no payment

            i. Lines cancelled, or paused or suspended within three (3) months from the day on which the subscriber's line was opened.

            ii. Contract made concurrently with termination of another au contract

            iii. Contract with the application form lacking the code that A designates

        [2] Conditions for add-on Consignment above the goals:

            i. If the number of contracts closed during 2009/Jan. - 2009/Mar. reached 3,001 above the goal up to *, add-on Consignment above the goals shall be paid.

        The Number of Contracts     Amount of Add-on Consignment above the goals
        -----------------------     --------------------------------------------
                   *                Y* per au contract (Y* incl. c-taxes)
                   *                Y* per au contract (Y* incl. c-taxes)
                   *                Y* per au contract (Y* incl. c-taxes)

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            ii. If the number of contracts closed during 2009/Jan.- 2009/Mar. is
                * or over, Y* per au contract excl. c-tax(Y* incl. c-tax) shall be paid for the part from * to * and plus Y* per au contract excl. c-tax(Y*incl. c-tax) shall be paid for that part from * and over.

    (3) Reimbursement of Consignment for unachieved goals:

    Reimbursement of Consignment for unachieved goals shall be paid back separately from the basic Consignment under the conditions in [3] if the number of au contracts completed by B from 2009/Jan-2009/Mar. is short of the goals provided in Article 3 on this sheet.

        [3] Conditions for Reimbursement of Consignment for unachieved goals:

            i.  Contracts made 2009/Jan. - 2009/Mar.

            ii. The gap between the total of add-on Consignment that is provided in (1) and the total amounts shown in the table below ([Reimbursement of Consignment for unachieved goal] x the number of contracts) shall be reimbursed.

    The Number of Contracts    Reimbursed Consignment for unachieved goals
    -----------------------    -------------------------------------------------
                *              Y* per au contract excl. c-tax (Y* incl. c-taxes)
                *              Y* per au contract excl. c-tax(Y* incl. c-taxes)
                *              Y* per au contract excl. c-tax (Y* incl. c-taxes)
                *              Y* per au contract excl. c-tax(Y* incl. c-taxes)

    (4) Closing date

    Regarding (2) Add-on Consignment above the goals and (3) Reimbursement of unachieved goals from 2009/January through 2009/March shall be balanced on May 31, 2009 (or the previous business day in case the said date falls on a bank holiday).

6.  Consignment concerning Metal Plus Service and Free Call DX/S Services

    (1) Consignment concerning Metal Plus Service

    A shall pay the amount provided in the table below for Metal Plus Service that was entered and registered with A's computers and then newly subscribed (hereinafter eligible Metal Plus Service) as consignment in addition to the Basic Consignment. However, for those that falls into one of the following is not eligible for payment of the said consignment. Also, if A later finds that an application entered and registered with A's computer is revealed to fall into the following, B shall immediately return the already received consignment to A.

        [1] Applications for changing services of already utilized services

        [2] Addition or claims for the add-on functions

        [3] Duplicated application for the identical services not that in not based on the customer's will

        [4] Eligible Metal Plus Services started after the entry and registry with A's computer but terminated or suspended within three (3) months after the services started.

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        [6] Application by a party that was suspended to use Metal Plus Services

        [7] The items that A requires are not appropriately entered or registered.

        [8] A cannot confirm the eligible applier's will of application.
            Regarding method, procedure, and frequency with which A confirms the customer's will of application, A shall determine them at its own discretion and B shall not raise objection concerning these.

        [9] Contract closed based on the customer's material misunderstanding of the contents of services.

                     Services Type                    Payment Amount
    ----------------------------------------------------------------------------
                     Metal Plus Phone Services        Y* per line excl. c-tax
    Consign-         for office (analogue)            (Y* incl. c-tax)
    ment             -----------------------------------------------------------
    regarding        Metal Plus Phone Services        Y* per line excl. c-tax
    Metal            for office (ISDN)                (Y* incl. c-tax)
    Plus             -----------------------------------------------------------
    Service          Metal Plus ADSL one              Y* per user ID excl. c-tax
                     for office                       (Y* incl. c-taxes)
    ----------------------------------------------------------------------------

    (2) Consignment concerning Free Call DX/S Services

    A shall pay the amount provided in the table below for Free Call DX/S Services that was entered and registered with A's computers and then newly subscribed as consignment in addition to the Basic Consignment.

    Type                                         Payment Amount
    ---------------------------------------      -------------------------
    Incentives concerning new subscription       Y* per member excl. c-tax
    or additional application for Free Call      (Y* incl. c-tax)
    DX/S Service

    (3) Regarding (1) Consignment concerning Metal Plus Services and (2) Consignment concerning Free Call DX/S Service, payment shall be made in accordance with each payment standard and the Consignment shall be transferred to the bank account that B designates by the end of the month after the following month of the concerned month.

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